                        [PROSKAUER ROSE LLP LETTERHEAD]


                                                                     EXHIBIT 8.1


March 27, 1998



Wilshire Real Estate Investment Trust Inc.
c/o Wilshire Financial Services Group Inc.
1776 SW Madison Street
Portland, Oregon  97205


Ladies and Gentlemen:

We have acted as counsel to Wilshire Real Estate Investment Trust Inc., a Maryland corporation (the "Company"), with respect to certain tax matters in connection with the sale by the Company of Common Stock (the "Stock") as described in the Registration Statement on Form S-11, Registration No. 333-39035, dated March 13, 1998 (the "Registration Statement"). In connection with the sale of Stock, we have been asked to provide an opinion regarding the discussion in the prospectus forming a part of the Registration Statement (the "Prospectus") under the heading "Federal Income Tax Consequences" and regarding the classification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code")./1/

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations issued thereunder (including Proposed and Temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinions.

In rendering our opinions, we have made such factual and legal examinations and inquiries, including an examination of such statutes, regulations, records, certificates and other documents
_______________

/1/  All section references herein are to the Code.
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Wilshire Real Estate Investment Trust Inc.
March 27, 1998
Page 2

as we have considered necessary or appropriate, including the following: (1) the Registration Statement (including exhibits thereto); (2) the Amended and Restated Articles of Incorporation of the Company; (3) the form of Limited Partnership Agreement of Wilshire Real Estate Partnership L.P. (the "Operating Partnership"); and (4) the form of Management Agreement, made between the Operating Partnership, the Company and Wilshire Realty Services Corporation (the "Manager"). The opinions set forth in this letter also are based on certain written representations made by the Company and the Operating Partnership in a letter to us dated March 27, 1998 (collectively, these written representations and the documents described in the immediately preceding sentence are referred to herein as the "Transaction Documents").

In our review, we have assumed, with your consent, that all of the factual representations and statements set forth in the Transaction Documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company and the Operating Partnership each will be operated in the manner described in the relevant Transaction Documents. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

With respect to matters of Maryland law, we have relied upon the opinion of Piper & Marbury, L.L.P., counsel for the Company, dated February 26, 1998, that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland.

     Based upon, and subject to the foregoing and the discussion below, we are of the opinion that:

     (i) commencing with the Company's taxable year ending on December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

     (ii) the information in the Prospectus under the caption "Federal Income Tax Consequences," to the extent it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.
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Wilshire Real Estate Investment Trust, Inc.
March 27, 1998
Page 3

The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code as described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Proskauer Rose LLP will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership, the sources of their income, the nature of their assets, the level of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for the Company's qualification and taxation as a REIT.

This opinion is rendered to you in connection with the sale of the Stock and may not be used by you for any other purpose or relied upon by any other person without our prior written consent.

We consent to the use of our name under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and to the use of these opinions for filing as exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Sincerely yours,


                              /s/ PROSKAUER ROSE LLP

                              PROSKAUER ROSE LLP

                  Wilshire Real Estate Investment Trust Inc.
                  c/o Wilshire Financial Services Group Inc.
                            1776 SW Madison Street
                            Portland, Oregon  97205


                                                                  March 27, 1998


Proskauer Rose LLP
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

In connection with the Registration Statement filed on Form S-11 and the Prospectus that forms a part thereof, relating to the proposed initial public offering ("IPO") of 11,500,000 shares of Common Stock, par value $0.0001 per share of Wilshire Real Estate Investment Trust Inc. (the "Company"), as amended as of the date hereof (File No. 333-39035) (the Prospectus and the Registration Statement together, the "Registration Statement"), we have requested your legal opinion as to the classification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code")./1/

In connection with your opinion, we hereby make the representations to you set forth below, which representations we understand will be relied upon by you in rendering such opinion.

    1. The factual statements and representations set forth in the Registration Statement were, when made, and remain all true and correct.

    2. The Company will operate in accordance with its organizational documents, the applicable state law under which it is organized, and its proposed method of operation as described in the Registration Statement and in this letter.

    3. Wilshire Real Estate Partnership L.P. (the "Operating Partnership") will operate in accordance with Delaware law, the Wilshire Real Estate Partnership L.P. Limited Partnership Agreement, as in effect on the date hereof (the "Limited Partnership Agreement") and the statements and representations made in the Registration Statement and in this letter.

--------------------
/1/  All section references herein are to the Code.
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Proskauer Rose LLP
March 27, 1998
Page 2

    4. The Operating Partnership was formed and will be operated with a profit motive. As general partner, the Company acts for its own account and not as an agent or dummy of the limited partners of the Operating Partnership. The Company will operate the Operating Partnership consistently with the requirements for qualification as a REIT.

    5. The Company's taxable year for federal income tax purposes is the calendar year. The Company will make, on a timely basis, the election specified in Section 856(c) to be a REIT, effective for its taxable year ending December 31, 1998. The Company has no intention of revoking this REIT election.

    6. The Company will: (i) observe all corporate and other formalities regarding the separate existence and activities of the Company; (ii) maintain its own bank accounts; (iii) pay (or cause to be paid) dividends from its own bank account; and (iv) maintain and periodically provide to holders of Common Stock separate financial statements for the Company.

    7. For its taxable year ending December 31, 1998, and each taxable year thereafter, the Company expects that, and will take all measures within its control to ensure that, at no time during the last half of any taxable year will more than 50 percent in value of the Company's outstanding stock be owned, directly or indirectly (applying the constructive ownership rules of Section 856(h)), by or for five or fewer individuals.

    8. At all times commencing with the completion of the initial sale of the Company's Common Stock to the public pursuant to the IPO, and each taxable year thereafter commencing with its taxable year ending December 31, 1999, the Company expects that, and will take all measures within its control to ensure that, the beneficial ownership of the Company at all times will be held by 100 or more persons.

    9. The Company will comply with the record keeping requirements prescribed by Section 857(f) and by Treasury Regulation Section 1.857-8 that must be satisfied in order to qualify as a REIT under the Code.

    10. The Company will be managed at all times by a board of directors, and the beneficial ownership in the Company will be evidenced by transferable certificates of beneficial interest ("Stock"). With the exception of the restrictions imposed on the transfer of Stock under the Company's Amended and Restated Articles of Incorporation ("Charter") as amended as of the date hereof, there are no restrictions on the transfer of Stock.
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Proskauer Rose LLP
March 27, 1998
Page 3

    11. The Company will distribute to its stockholders, pro rata with no preference to any share of such class of stock as compared with other such shares, with respect to each taxable year, amounts equal in the aggregate to at least:

        (i) 95 percent of its "real estate investment trust taxable income," determined without regard to the deduction for dividends paid (as defined in Section 561) and by excluding any net capital gain (within the meaning of Section 857(a)(1)(A)); plus

        (ii) 95 percent of the excess of any "net income from foreclosure property" over the tax imposed by Section 857(b)(4)(A) of the Code on such net income, if any; minus

        (iii) any "excess noncash income,"

        as such terms in quotations are defined in Sections 857(b)(2), 857(b)(4)(B) and 857(e) respectively, during the taxable year involved or during the period thereafter as prescribed by Section 858.

    12. When the assets, liabilities, items of income, gain, loss, deduction and credit of the Company are aggregated with the assets, liabilities and such items of any "Qualified REIT Subsidiary" (within the meaning of Section 856(i)) and the Company's allocable share (determined in accordance with its proportionate capital interest) of the assets, liabilities and such items of the Operating Partnership:

        (i) In each taxable year commencing with the Company's taxable year ending December 31, 1998, at least ninety-five percent (95%) of the gross income of the Company (excluding gross income from "Prohibited Transactions" (as defined in Section 857(b)(6)(B)(iii)) is expected to be derived from: (i) dividends; (ii) interest; (iii) "Rents from Real Property" (as defined in Section 856(d)); (iv) gain from the sale or other disposition of stock, securities or real property (including "Interests in Real Property" as defined in Section 856(c)(5)(c) and interests in mortgages on real property), but excluding gain on real property which is "Section 1221(1) Property" (i.e., property described in Section 1221(1) that is not "Foreclosure Property" (as defined herein); (v) abatements and refunds of taxes on real property; (vi) income and gain derived from Foreclosure Property; (vii) amounts (other than amounts, the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on Interests in Real Property, or (b) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property); and
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Proskauer Rose LLP
March 27, 1998
Page 4

       (viii) gain from the sale or other disposition of a Real Estate Asset (as defined in Section 856(c)(5)(B)) which is not a Prohibited Transaction;

       (ii) In each taxable year commencing with the Company's taxable year ending December 31, 1998, at least seventy-five percent (75%) of the gross income of the Company (excluding gross income from Prohibited Transactions) is expected to be derived from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or on Interests in Real Property; (iii) gain from the sale or disposition of real property (including Interests in Real Property and interests in mortgages on real property), but excluding gain from real property which is Section 1221(1) Property; (iv) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares or beneficial certificates in other reties; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from Foreclosure Property; (vii) amounts (other than amounts, the determination of which depends in whole or in part on the income of profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on Interests in Real Property, or (b) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a Real Estate Asset which is not a Prohibited Transaction; and (ix) "Qualified Temporary Investment Income" (as defined in Section 856(c)(5)(D)).

   13. At the close of each quarter of each taxable year commencing with the Company's taxable year ending December 31, 1998: (i) at least seventy-five percent (75%) of the value of the combined total assets of the Company is expected to be represented by Real Estate Assets, cash and cash items (including receivables), and U.S. Government securities; (ii) not more than twenty-five percent (25%) of the value of the Company's total assets have been and will continue to be represented by securities other than securities described in clause (i) above; and (iii) with respect to those assets described in clause (ii) above, the value of any one issuer's securities owned by the Company will not exceed, and has not exceeded, five percent (5%) of the value of the Company's total assets and the Company has not owned, and will not own, more than ten percent (10%) of any one issuer's outstanding voting securities. For purposes of the certifications in this paragraph 13, (i) the assets of the Company include (a) the assets owned by any Qualified REIT Subsidiary; and (b) the Company's allocable share (based on the Company's proportionate capital interest) of the assets owned by the Operating Partnership; and
       (ii) the Company's direct or indirect ownership of the stock of any Qualified REIT Subsidiary and the interests in the Operating Partnership shall be disregarded.
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Proskauer Rose LLP
March 27, 1998
Page 5

   14. The Company may acquire or originate mortgage loans secured only by real property at a time when the fair market value of such real property may be less than the principal amount of the loan. In making its own REIT qualification calculations, the Company will assume that the apportionment rules of Treasury Regulation Section 1.856-5(c) apply where such loans are secured solely by real property.

   15. Interest income received or accrued by the Company may be based in part on a borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests described in paragraphs 12(i) and 12(ii) herein. The amount of such recharacterized interest, together with the amount of the Company's other income that is not included for purposes of determining compliance with the 75% gross income test, will not result in a violation of that test.

   16. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was entered into or acquired by the REIT both (A) at a time when the REIT did not intend to evict or foreclose, and (B) at a time when the REIT did not know or have reason to know that default would occur, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. In general, property ceases to be foreclosure property three years after the date the REIT acquired such property, subject to certain exceptions. If the Company or the Operating Partnership acquires property that satisfies requirements (i) and (ii) above, the Company will properly make the foreclosure property election unless the failure to make the election will not jeopardize the Company's status as a REIT.

   17. The Company and the Operating Partnership will attempt to comply with the terms of the safe-harbor provisions of the Code contained in Section 857(b)(6)(C), prescribing when asset sales will not be characterized as Prohibited Transactions.

   18. The Company may receive or accrue income above that is not qualifying income for purposes of the 75% and 95% gross income tests described in paragraphs 12(i) and 12(ii) herein. For example, certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of the gross income tests. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. The Company
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Proskauer Rose LLP
March 27, 1998
Page 6

       will monitor the amount of such income produced by assets owned by the Company and the Operating Partnership and will manage such assets in order to comply at all times with these two gross income tests.

   19. The Company will not structure its ownership of mortgage-backed securities, including any non-REMIC collateralized mortgage obligations, in a manner that would result in the creation of a "taxable mortgage pool" (as defined in Section 7701(i)).

   20. The Company will monitor the status of the assets that it and the Operating Partnership acquire for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests.

   21. As President of the Company, which is the sole general partner of the Operating Partnership, and as General Partner of the Operating Partnership, it is (my/our) responsibility to have knowledge of the matters described in the above representations.


                             WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

                             /s/ Lawrence A. Mendelsohn

                             Lawrence A. Mendelsohn, President



                             WILSHIRE REAL ESTATE PARTNERSHIP L.P.

                             By:    Wilshire Real Estate Investment Trust Inc.,
                                     a Maryland Corporation, its General Partner

                             /s/ Lawrence A. Mendelsohn

                             Lawrence A. Mendelsohn, President

                        [PROSKAUER ROSE LLP LETTERHEAD]



March 27, 1998



Wilshire Real Estate Investment Trust Inc.
c/o Wilshire Financial Services Group Inc.
1776 SW Madison Street
Portland, Oregon 97205


Re:  Registration on Form S-11 under the Securities Act of 1933
     ----------------------------------------------------------


Ladies and Gentlemen:

We have acted as counsel to Wilshire Real Estate Investment Trust Inc., a Maryland corporation (the "Company"), with respect to certain tax matters in connection with the sale by the Company of Common Stock (the "Stock") as described in the Registration Statement on Form S-11, Registration No. 333-39035, dated March 13, 1998 (the "Registration Statement"). In connection with the sale of Stock, we have participated in the preparation of a registration statement on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with regard to, pursuant to the sale of Stock, the material federal income tax consequences that may be relevant to a prospective holder of Stock.

We have examined the (1) the Registration Statement (including exhibits thereto); (2) the Amended and Restated Articles of Incorporation of the Company;
(3) the form of Limited Partnership Agreement of Wilshire Real Estate Partnership L.P. (the "Operating Partnership"); (4) the form of Management Agreement made between the Operating Partnership, the Company and Wilshire Realty Services Corporation (the "Manager"); and (5) such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion (collectively, the "Transaction Documents"). In addition, we have assumed: (i) the sale of Stock will occur in the manner contemplated in the Registration Statement; (ii) the Company and the Operating Partnership each will be operated in the manner described in the relevant Transaction Documents; and
(iii) the statements concerning the sale of Stock set forth in the Registration Statement are accurate and complete.

March 27, 1998
Page 2


Based upon the foregoing, it is our opinion that the description of the federal income tax consequences to prospective holders of Stock contained in the Registration Statement under the caption "Federal Income Tax Consequences" correctly sets forth the material U.S. federal income tax consequences for such holders.

We consent to the use of our name under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and to the use of this opinion for filing as exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely yours,


                              /s/ PROSKAUER ROSE LLP

                              PROSKAUER ROSE LLP